UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TODCO

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Memorandum

TO:	Distribution List

FROM:	Michael P. Donaldson

DATE:	June 17, 2007

RE:	Hercules Merger - Conversion of TODCO Restricted Stock Awards

Merger Consideration

As contemplated by the Hercules merger, which is expected to close on July 11, 2007, any restrictions on outstanding shares of TODCO restricted stock will lapse simultaneously with the closing of the merger. At closing, subject to proration as described below, restricted shares will be converted on a per share basis into the right to receive the sum of (A) $16.00 plus (B) the product of (i) 0.979 multiplied by (ii) the average closing price of Hercules common stock for the ten consecutive trading days ending on the fifth calendar day immediately prior to the effective time of the merger, or if the fifth calendar day is not a trading day, then ending on the immediately preceding trading day (the “Merger Consideration”). You will have the opportunity to make an election on the form of the Merger Consideration you will receive in exchange for your shares of TODCO restricted stock, being either (i) Hercules common stock or (ii) cash. Holders of TODCO restricted stock who desire to receive a combination of Hercules common stock and cash may do so by making a stock election with respect to a portion of their TODCO restricted shares and a cash election with respect to their remaining TODCO restricted shares.

By separate mailing, you should have received an election form from Computershare Shareholder Services, Inc. (the “Exchange Agent”) in order to make your election with respect to the type of Merger Consideration you would like to receive under the merger. The election deadline requires that you complete, sign and return the election form to the Exchange Agent, before 5:00 p.m., Eastern Time, on July 5, 2007.

The terms of the merger agreement provide for a proration mechanism which establishes that a fixed total number of shares of Hercules common stock and a fixed cash amount will be paid in the merger based on the total number of shares of TODCO common stock outstanding immediately prior to the merger. Accordingly, depending on the elections of other holders of TODCO common stock and whether there is an oversubscription of stock or cash electors, you will not be guaranteed you will receive the form of consideration you elect. For a detailed description of this proration mechanism, see pages 94-95 of the joint proxy statement/prospectus.

If for any reason the merger is not consummated, the restrictions on your shares of TODCO restricted stock will not lapse, but will vest in accordance with the terms of your restricted stock agreement.

If you have any questions regarding these matters, please contact Michael P. Donaldson at (713) 278-6003, Dale W. Wilhelm at (713) 278-6014, or Iliana C. Galan at (713) 278-6172.

Deutsche Bank Accounts

As part of the merger integration process, TODCO and Hercules have retained the services of Deutsche Bank to assist in the issuance of any Hercules common stock to you in exchange for your shares of TODCO restricted stock. As part of that process, Deutsche Bank will, in the coming week, open a limited purpose account in your name. Attached to this memorandum is a power point overview of these Deutsch Bank accounts. Under separate letter you will receive a form to select your method of tax withholding (either you will pay cash to TODCO to cover your taxes or TODCO will fund the taxes by withholding shares equal in value to your taxes). You will be required to elect which method of tax withholding you desire by completing and sending your tax withholding form to TODCO by June 29, 2007. On or about July 9, 2007, once the merger consideration election and tax withholding elections have been tallied, you will be able to access your Deutsche Bank account (a username and password will be mailed to you) and see how many shares of Hercules common stock you will receive in exchange for your shares of TODCO restricted stock under the terms of the merger agreement. However, you will not be able to sell these shares until after the closing of the merger with Hercules, which is expected to occur on July 11, 2007. If you have any questions about your Deutsche Bank account, you can contact Scott Ashmore with Deutsche Bank at (832) 239-3312.

Information Sessions

As a follow up to this communication, TODCO has scheduled information sessions to address any question the employees may have regarding their shares of TODCO restricted stock. A representative from Deutsche Bank will be available as well. The times and locations of these meetings are as follows:

Session 1

Wednesday, June 20, 2007

10:00 a.m. to 2:00 p.m.

Session 2

Thursday, June 28, 2007

10:00 a.m. to 2:00 p.m.

Location for Both Sessions:

TODCO Office – Board Room

2000 W. Sam Houston Parkway S.

Houston, Texas 77002

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We would encourage those that have questions come to these information sessions.

Additional Information and Where to Find It

In connection with the proposed merger, Hercules and TODCO have filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus dated June 1, 2007. The definitive joint proxy statement/prospectus was mailed to stockholders of record of Hercules and TODCO as of May 30, 2007. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING HERCULES, TODCO AND THE MERGER.

Investors and security holders of Hercules and TODCO may obtain a free copy of the definitive joint proxy statement/prospectus and other documents containing information about Hercules and TODCO, free of charge, at the SEC’s website at http://www.sec.gov. Copies of the definitive joint proxy statement/prospectus may also be obtained free of charge by directing a request to Hercules by contacting its investor relations department at 713-979-9832 or by accessing its website at http://www.herculesoffshore.com or TODCO by contacting its investor relations department at 713-278-6014 or by accessing its website at
http://www.theoffshoredrillingcompany.com.

Hercules, TODCO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hercules and TODCO in connection with the merger. Information about the directors and executive officers of Hercules and TODCO and their ownership of Hercules’ common stock is set forth in the Registration Statement on Form S-4 filed by Hercules with the SEC on April 24, 2007. Information about the directors and executive officers of TODCO and their ownership of TODCO common stock is set forth in Form 10-K/A (Amendment No. 1) which was filed with the SEC on April 24, 2007. Investors may obtain free copies of these documents from Hercules and TODCO using the contact information above. Investors may obtain additional information regarding the interests of such participants by reading the definitive joint proxy statement/prospectus.

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